Exhibit 2.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIFE SPECTACULAR, INC.”, CHANGING ITS NAME FROM “LIFE SPECTACULAR, INC.” TO “PROVEN GROUP, INC.”, FILED IN THIS OFFICE ON THE TWENTY- SEVENTH DAY OF APRIL, A.D. 2023, AT 12:17 O`CLOCK P.M.

6412373 8100 SR# 20231670207	Authentication: 203234405 Date: 04-27-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:17 P 04127/2023 FILED 12:17PM04/27n023 SR 20231670207 - FileNumber 6412373

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LIFE SPECTACULAR, INC.

The undersigned, Mingshu Zhao, hereby certifies that:

1. She is the duly elected and acting Chief Executive Officer of Life Spectacular, Inc., a Delaware corporation.

2. The Certificate oflncorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on May 15, 2017, under the name Life Spectacular, Inc.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article I of this corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“The name of this corporation is PROVEN Group, Inc. (the “Corporation”).”

4. The foregoing Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of incorporation has been executed by a duly authorized officer of this corporation on April 27, 2023.

By:	/s/ Mingshu Zhao
Name:	Mingshu Zhao
Title:	Chief Executive Officer

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